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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-194088

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 19, 2014

PROSPECTUS SUPPLEMENT
To Prospectus dated March 13, 2014

                      Shares

CINEDIGM CORP.

Class A Common Stock

$             per share

Cinedigm Corp. is offering                           shares of our Class A common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The underwriter has agreed to purchase the shares of Class A common stock from us at a price of $             per share. The underwriter may also exercise its option to purchase up to                            additional shares of Class A common stock from us, at the price set forth below, for 30 days after the date of this prospectus supplement.

The shares of our Class A common stock are listed for trading on The NASDAQ Global Market under the symbol "CIDM". On March 18, 2014, the last reported sale price of our Class A common stock on The NASDAQ Global Market was $3.19 per share.

Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-2 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our Class A common stock.

The Company currently has effective Registration Statements on Form S-3 relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company's knowledge, 27,711,401 shares of Class A common stock remain available for resale.

	Per Share	Total
Public Offering Price	$	$
Underwritering discount (1)	$	$
Proceeds, before expenses, to Cinedigm Corp.	$	$

(1)
We have agreed under certain circumstances to reimburse the underwriter for certain expenses incurred by them in connection with this offering. See "Underwriting."

The underwriter has a 30-day option to purchase up to                           additional shares from us on the same terms set forth above to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Piper Jaffray Sole Book-Running Manager

The date of this prospectus supplement is March     , 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC or the Commission, utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell securities pursuant to a prospectus supplement. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making a decision whether to invest in such securities. You should also read and consider the information contained in the documents that we have incorporated by reference as described in "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference" in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of this prospectus supplement and the accompanying prospectus or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

The Company currently has the following effective Registration Statements on Form S-3 relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company's knowledge, the following shares of Class A common stock remain available for resale: No. 333-166061, 17,948,633 shares; No. 333-176017, 4,338,750 shares; No. 333-186940, 2,525,417 shares; and No. 33-192449, 2,898,601 shares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus supplement and the accompanying prospectus and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed, any documents that we may file after the date of this registration statement and prior to the effectiveness of this registration statement, and any documents that we may file in the future, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the offering contemplated by this prospectus supplement is completed:

    •
    our annual report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on June 20, 2013 (the "2013 Form 10-K");

S-i

    •
    our quarterly report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;

    •
    our quarterly report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013;

    •
    our quarterly report on Form 10-Q for the quarter ended December 31, 2013, filed with the SEC on February 14, 2014;

    •
    our current report on Form 8-K, dated June 26, 2013, filed with the SEC on June 28, 2013;

    •
    our current report on Form 8-K, dated August 22, 2013, filed with the SEC on August 28, 2013;

    •
    our current report on Form 8-K, dated September 19, 2013, filed with the SEC September 25, 2013;

    •
    our current report on Form 8-K, dated October 16, 2013, filed with the SEC October 17, 2013;

    •
    our current report on Form 8-K, dated October 18, 2013, filed with the SEC October 18, 2013;

    •
    our current report on Form 8-K, dated October 23, 2013, filed with the SEC October 23, 2013;

    •
    our current report on Form 8-K/A, dated December 31, 2013, filed with the SEC December 31, 2013;

    •
    our current report on Form 8-K/A, dated January 16, 2014, filed with the SEC January 16, 2014;

    •
    our current report on Form 8-K/A, dated February 18, 2014, filed with the SEC February 18, 2014;

    •
    our current report on Form 8-K, dated February 21, 2014, filed with the SEC February 24, 2014;

    •
    the portions of our annual proxy statement relating to our annual meeting of stockholders held on September 19, 2013, filed with the SEC on July 29, 2013, that have been incorporated by reference into the 2013 Form 10-K;

    •
    the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006; and

    •
    the description of our Class A common stock contained in our amendment no. 1 on Form 8-A (File No. 001-31810), filed with the SEC under Section 12 of the Exchange Act on October 6, 2009.

S-ii

Any statement made in this prospectus supplement, the accompanying prospectus or a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in an amendment to the registration statement, any subsequent prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or the accompanying prospectus.

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Cinedigm Corp., 902 Broadway, 9th Floor, New York, NY 10010, Attention: General Counsel, Telephone (212) 206-8600.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus supplement and the accompanying prospectus, the financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, "Cinedigm", "we," "us," "our" and the "Company" refer to Cinedigm Corp. and its subsidiaries unless the context otherwise requires. This prospectus supplement contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

OUR BUSINESS

Overview

Cinedigm Corp. (formerly known as Cinedigm Digital Cinema Corp.) was incorporated in Delaware on March 31, 2000 ("Cinedigm", and collectively with its subsidiaries, the "Company"). Cinedigm is a leading distributor of independent movie, television and other short form content across all theatrical and home entertainment platforms as well as a leading servicer of digital cinema assets in over 12,000 movies screens in both North America and several international countries.

The Company reports its financial results in four primary segments as follows: (1) the first digital cinema deployment ("Phase I Deployment"), (2) the second digital cinema deployment ("Phase II Deployment"), (3) digital cinema services ("Services") and (4) media content and entertainment ("Content & Entertainment"). The Phase I Deployment and Phase II Deployment segments are the non-recourse, financing vehicles and administrators for the Company's digital cinema equipment (the "Systems") installed in movie theatres nationwide. The Services segment provides services and support to approximately 12,000 movie screens in the Phase I Deployment and Phase II Deployment segments as well as directly to exhibitors and other third-party customers. Included in these services are Systems management services for a specified fee via service agreements with Phase I Deployment and Phase II Deployment as well as third party exhibitors as buyers of their own digital cinema equipment. These services primarily facilitate the conversion from analog to digital cinema and have positioned the Company at what it believes to be the forefront of a rapidly developing industry relating to the distribution and management of digital cinema and other content to theatres and other remote venues worldwide. The Content & Entertainment segment provides content marketing and distribution services in both theatrical and ancillary home entertainment markets to independent movie, television and other short form content owners and to theatrical exhibitors. As a leading distributor of independent content, the Company collaborates with producers and the exhibition community to market, source, curate and distribute quality content to targeted and profitable audiences through (i) theatrical releases, (ii) existing and emerging digital home entertainment platforms, including iTunes, Amazon Prime, Netflix, Xbox, PlayStation, and cable video-on-demand ("VOD") and (iii) physical goods, including DVD and Blu-ray.

Office Location

Our principal executive offices are located at 902 Broadway, 9th Floor, New York, NY 10010, and our telephone number is 212-206-8600. Our e-mail address is info@cinedigm.com and our web site address is www.cinedigm.com. Information accessed on or through our web site does not constitute a part of this prospectus supplement and accompanying prospectus.

THE OFFERING

Class A Common stock offered	shares
Class A common stock outstanding after the offering	shares(1)
Offering price	$ per share
Use of proceeds	We expect to use the net proceeds from the sale of our securities for working capital, to fund potential future acquisitions and other general corporate purposes.
NASDAQ Global Market symbol	CIDM
Risk Factors

See "Risk Factors" in this prospectus supplement beginning on page S-2 and the accompanying base prospectus beginning on page 7 for a discussion of factors that you should consider carefully before deciding to invest in shares of our Class A common stock.

(1)
Excludes (i) 5,958,295 shares subject to outstanding stock options, (ii) 5,120,000 shares subject to outstanding stock options outside of the Plan, and (iii) 17,775,625 shares subject to outstanding warrants. Does not assume exercise of over-allotment option.

 RISK FACTORS

Before you invest in shares of our Class A common stock, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described under the heading "Risk Factors" beginning on page 7 of the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as "believe," "expect," "may," "will," "should," "seek," "plan," "intend" or "anticipate" or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

    •
    successful execution of our business strategy, particularly for new endeavors;

    •
    the performance of our targeted markets;

    •
    competitive product and pricing pressures;

    •
    changes in business relationships with our major customers;

    •
    successful integration of acquired businesses;

    •
    economic and market conditions;

    •
    the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business; and

    •
    the other risks and uncertainties that are described under "Risk Factors" and elsewhere in the accompanying prospectus and from time to time in our filings with the SEC.

Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our securities for working capital, to fund potential future acquisitions and other general corporate purposes.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws.

General

We have authorized capital stock consisting of 120,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share.

Holders of a majority of our outstanding shares of capital stock present or represented by proxy at any meeting of our stockholders constitute a quorum. If a quorum exists, holders of a majority of the voting power of the shares of capital stock present at the meeting may generally approve matters coming before any stockholders meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our capital stock is required to approve significant corporate transactions, including a liquidation, merger or sale of substantially all of our assets.

Common Stock

As of March 13, 2014, we had 118,759,000 shares designated as Class A common stock and 1,241,000 designated as Class B common stock, had 64,788,532 shares of Class A common stock outstanding and owned by 104 record holders, had reserved for issuance (i) 6,480,578 shares of Class A common stock under the Company's Second Amended and Restated 2000 Equity Incentive Plan, (ii) 17,775,625 shares of Class A common stock with respect to outstanding warrants, and (iii) 5,120,000 shares of Class A common stock upon exercise of inducement stock options. There are no shares of Class B common stock outstanding and no authorized shares of Class B common stock remain available for issuance.

Voting Rights.    Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.

Dividends; Liquidation; Preemptive Rights.    Holders of Class A common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, holders of Class A common stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of Class A common stock have no preemptive rights nor any other rights to subscribe for shares or securities convertible into or exchangeable for shares of Class A common stock.

Transfer Restrictions.    Our certificate of incorporation restricts certain acquisitions of our common stock to help preserve our ability to utilize our significant net operating losses, or NOLs, by avoiding the limitations imposed by Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, and the related Treasury regulations. The acquisition restrictions are generally designed to restrict or deter direct and indirect acquisitions of our common stock if such acquisition would result in a shareholder becoming a "5-percent shareholder" (as defined by Section 382 and the related Treasury regulations) or increase the percentage ownership of Class A common stock that is treated as owned by an existing 5-percent shareholder. Under certain circumstances, our board of directors may determine it is in the best interest of the Company to exempt certain 5-percent shareholders from the operation of the acquisition restrictions, if a proposed transaction is determined not to be detrimental to the Company's utilization of its NOLs.

Our Class A common stock is traded on The NASDAQ Global Market, or Nasdaq, under the symbol "CIDM".

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
TO NON-U.S. HOLDERS

The following discussion is a general summary of material U.S. federal income tax considerations with respect to your acquisition, ownership and disposition of our Class A common stock, and applies if you (1) purchase our common stock in this offering, (2) will hold the common stock as a capital asset and (3) are a "non-U.S. Holder." You are a non-U.S. Holder if you are a beneficial owner of shares of our common stock other than:

    •
    a citizen or resident of the United States;

    •
    a corporation or other entity taxable as a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

    •
    an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

    •
    a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

    •
    a trust that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to you in the light of your particular circumstances or if you are a beneficial owner subject to special treatment under U.S. federal income tax laws (such as if you are a controlled foreign corporation, passive foreign investment company, company that accumulates earnings to avoid U.S. federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities, insurance company, regulated investment company, real estate investment trust, person who holds our common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, U.S. expatriate, former long-term permanent resident of the United States or partnership or other pass-through entity for U.S. federal income tax purposes). This summary does not discuss non-income taxes, the Medicare contribution tax on net investment income, any aspect of the U.S. federal alternative minimum tax or state, local or non-U.S. taxation. This summary is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the Internal Revenue Service, or the IRS, and all other applicable authorities (all such sources of law are sometimes referred to as Tax Authorities). The Tax Authorities are subject to change, possibly with retroactive effect.

If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisor.

WE URGE PROSPECTIVE NON-U.S. HOLDERS TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF CLASS A COMMON STOCK.

Dividends

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you properly file with the payor an IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the applicable income tax treaty (special certification and other requirements may apply if our common stock is held through certain foreign intermediaries). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Tax Authorities. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of Class A common stock and, to the extent it exceeds your basis, as capital gain.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you provide an IRS Form W-8ECI, or successor form, to the payor. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Dividends that are effectively connected with your conduct of a trade or business within the United States but that, under an applicable income tax treaty, are not attributable to a U.S. permanent establishment maintained by you may be eligible for a reduced rate of U.S. tax under such treaty, provided you comply with certification and disclosure requirements necessary to obtain treaty benefits.

Sale or Other Disposition of Our Class A Common Stock

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of your shares of our Class A common stock unless:

    •
    the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain);

    •
    you are an individual, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

    •
    we are, or have been, a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our Class A common stock and your holding period for our Class A common stock.

Generally, a corporation is a USRPHC if the fair market value of its "United States real property interests" equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC does not apply if your holdings, actual and constructive, amount to 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. We believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but, under an applicable income tax treaty, is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from U.S. federal income tax under the income tax treaty. If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax at a rate of 30% on the gain realized, although the gain may be offset by certain U.S. source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding Requirements

We must report annually to the IRS and to each non-U.S. holder the amount of any dividends or other distributions we pay to you and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make available copies of the information returns reporting those distributions and amounts withheld to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on any dividends and certain other types of payments to U.S. persons. You will not be subject to backup withholding tax on dividends you receive on your shares of our common stock if you provide proper certification of your status as a non-U.S. Holder or you are one of several types of entities and organizations that qualify for an exemption, or an exempt recipient.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. If you sell your shares of Class A common stock through a U.S. broker or the U.S. office of a foreign broker, however, the broker will be required to report to the IRS the amount of proceeds paid to you, and also backup withhold on that amount, unless you provide appropriate certification to the broker of your status as a non-U.S. Holder or you are an exempt recipient. Information reporting will also apply if you sell your shares of our Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S.-related activities or having certain other connections to the United States, unless such broker has documentary evidence in its records that you are a non-U.S. Holder and certain other conditions are met, or you are an exempt recipient. Any amounts withheld with respect to your shares of our Class A common stock under the backup withholding rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Other Withholding Requirements

Non-U.S. Holders of our Class A common stock may be subject to U.S. withholding tax at a rate of 30% under sections 1471 through 1474 of the Code, commonly referred to as "FATCA". This withholding tax may apply if you (or any foreign intermediary that receives a payment on your behalf) do not comply with certain U.S. information reporting requirements and are not otherwise exempt from such rules. An intergovernmental agreement between the U.S. and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The payments potentially subject to this withholding tax include dividends on, and gross proceeds from the sale or other disposition of, our Class A common stock. Where applicable, the withholding tax described above would apply to dividends paid on or after July 1, 2014, and to gross proceeds from the sale or other disposition of our Class A common stock on or after January 1, 2017. We will not pay any additional amounts to non-U.S. Holders in respect of any amounts withheld. You should consult your tax advisor regarding the possible implications of FATCA for your investment in our Class A common stock.

UNDERWRITING

Subject to the terms of the purchase agreement, Piper Jaffray & Co., or Piper Jaffray, has agreed to purchase, and we have agreed to sell to Piper Jaffray             shares of our Class A common stock. The underwriter is committed to purchase and pay for all of the shares if any are purchased (other than those covered by the underwriter's over-allotment option to purchase additional shares as described below).

The underwriter has advised us that it proposes to offer the shares to the public at $             per share. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $             per share. The underwriter may allow and the dealers may reallow a concession of not more than $             per share on sales to certain other brokers and dealers. After the offering, these figures may be changed by the underwriter.

We have granted to the underwriter an option to purchase up to an additional                           shares of Class A common stock from us at the same price to the public, and with the same underwriting discount, as set forth above. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares as it was obligated to purchase under the purchase agreement.

We have agreed to reimburse the underwriter for certain of its expenses, as set forth in the underwriting agreement, including legal fees incurred in the qualification of the offering with FINRA, in an amount up to $150,000, which amount is deemed by FINRA to be underwriting compensation. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discount, will be approximately $             , which includes legal costs, various other fees and reimbursement of certain of the underwriter's expenses.

The following table shows the underwriting fees to be paid to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	No Exercise	Full Exercise
Per Share
Total

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus supplement.

We and each of our directors, executive officers and certain principal shareholders have agreed to certain restrictions on our ability to sell additional shares of our Class A common stock for a period of 90 days after the date of this prospectus supplement. We have agreed not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of Class A common stock, options or warrants to acquire shares of Class A common stock, or any related security or instrument, without the prior written consent of the underwriter. The agreements provide exceptions for (1) sales to the underwriter pursuant to the purchase agreement, (2) our sales in connection with the exercise of options granted and the granting of options to purchase up to an additional 6,480,578 shares under the our existing stock option plan and (3) certain other exceptions.

Our Class A common stock is traded on Nasdaq under the symbol "CIDM."

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the Class A common stock for their own account by selling more shares of Class A common stock than have been sold to them by us. The underwriter may elect to cover any such short position by purchasing shares of Class A common stock in the open market or by exercising the over-allotment option granted to the underwriter. In addition, the underwriter may stabilize or maintain the price of the Class A common stock by bidding for or purchasing shares of Class A common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of Class A common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Class A common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also effect the price of the Class A common stock to the extent that it discourages resales of the Class A common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter may also engage in passive market making transactions in the Class A common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Class A common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by the underwriter and the underwriter may distribute prospectuses and prospectus supplements electronically.

The underwriter is a full service financial institution engaged in various activities, which may include securities trading and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may perform investment banking and advisory services for us from time to time for which they may receive customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Class A common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our Class A common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of Class A common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our Class A common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell the Class A common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

  United Kingdom.

This document is only being distributed to, and is only directed at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended, or the Order, (ii) persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

  Canada.

The Class A common stock may be sold only to purchasers purchasing as principal that are both "accredited investors" as defined in National Instrument 45-106 Prospectus and Registration Exemptions and "permitted clients" as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

  Switzerland.

The Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A common stock.

EXPERTS

The consolidated balance sheets of Cinedigm Corp. (formerly Cinedigm Digital Cinema Corp.) and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for each of the two years in the two-year period ended March 31, 2013, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated in this prospectus supplement by reference to Cinedigm Corp.'s Current Report on Form 8-K dated February 21, 2014 in reliance on the report of such firm, given on their authority as experts in accounting and auditing.

The financial statements of GVE, a Division of Gaiam, Inc., as of December 31, 2012, incorporated in this prospectus supplement by reference to the Current Report on Form 8-K/A dated December 31, 2013, have been so incorporated in reliance on the report of EKSH, LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, have been passed upon for us by Kelley Drye & Warren LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Paul Hastings LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Exchange Act. Our filings are available to the public over the Internet on the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus supplement and the accompanying prospectus. References to the "registration statement" or the "registration statement of which this prospectus supplement is a part" mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus supplement will not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus supplement and the accompanying prospectus. The registration statement is available to the public over the Internet on the SEC's web site described above and can be read and copied at the location described above.

Each statement made in this prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

PROSPECTUS

$100,000,000

Class A Common Stock
Preferred Stock
Warrants

We may offer from time to time

  •
  shares of Class A common stock;
  •
  shares of preferred stock in one or more series;
  •
  warrants to purchase preferred stock or Class A common stock; or
  •
  any combination of preferred stock, Class A common stock, or warrants,

at an aggregate offering price not to exceed $100,000,000.

The number, amount, prices, and specific terms of the securities, and the net proceeds to Cinedigm Corp., will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.

This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. The accompanying prospectus supplement may modify or supersede any statement in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The shares of our Class A common stock are listed for trading on The NASDAQ Global Market ("Nasdaq") under the symbol "CIDM". On March 12, 2014, the last reported sale price of our Class A common stock on Nasdaq was $2.92 per share.

The Company currently has effective Registration Statements on Form S-3 relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company's knowledge, 27,711,401 shares of Class A Common Stock remain available for resale.

See "Risk Factors" beginning on page 7 for a discussion of factors that you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

March 13, 2014

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC" or the "Commission") utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell securities pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in such securities. You should also read and consider the information contained in the documents that we have incorporated by reference as described in "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference" in this prospectus.

        You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

        The Company currently has the following effective Registration Statements on Form S-3 relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company's knowledge, the following shares of Class A common stock remain available for resale: No. 333-166061, 17,948,633 shares; No. 333-176017, 4,338,750 shares; No. 333-186940, 2,525,417 shares; and No. 33-192449, 2,898,601 shares.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to our securities described in this prospectus. References to the "registration statement" or the "registration statement of which this prospectus is a part" mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC's web site described above and can be read and copied at the location described above.

        Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed, any documents that we may file after the date of this registration statement and prior to the effectiveness of this registration statement, and any documents that we may file in the future, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offerings contemplated by this prospectus are completed:

•
our annual report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on June 20, 2013 (the "2013 Form 10-K");
•
our quarterly report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;
•
our quarterly report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013;
•
our quarterly report on Form 10-Q for the quarter ended December 31, 2013, filed with the SEC on February 14, 2014;
•
our current report on Form 8-K, dated June 26, 2013, filed with the SEC on June 28, 2013;
•
our current report on Form 8-K, dated August 22, 2013, filed with the SEC on August 28, 2013;
•
our current report on Form 8-K, dated September 19, 2013, filed with the SEC September 25, 2013;
•
our current report on Form 8-K, dated October 16, 2013, filed with the SEC October 17, 2013;
•
our current report on Form 8-K, dated October 18, 2013, filed with the SEC October 18, 2013;
•
our current report on Form 8-K, dated October 23, 2013, filed with the SEC October 23, 2013;
•
our current report on Form 8-K/A, dated December 31, 2013, filed with the SEC December 31, 2013;
•
our current report on Form 8-K/A, dated January 16, 2014, filed with the SEC January 16, 2014;
•
our current report on Form 8-K/A, dated February 18, 2014, filed with the SEC February 18, 2014;
•
our current report on Form 8-K, dated February 21, 2014, filed with the SEC February 24, 2014;
•
the portions of our annual proxy statement relating to our annual meeting of stockholders held on September 19, 2013, filed with the SEC on July 29, 2013, that have been incorporated by reference into the 2013 Form 10-K;
•
the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006; and
•
the description of our Class A common stock contained in our amendment no. 1 on Form 8-A (File No. 001-31810), filed with the SEC under Section 12 of the Exchange Act on October 6, 2009.

        Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment to the registration statement, any subsequent prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

        You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Cinedigm Corp., 902 Broadway, 9th Floor, New York, NY 10010, Attention: General Counsel, Telephone (212) 206-8600.

FORWARD-LOOKING STATEMENTS

        Various statements contained in this prospectus or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as "believe," "expect," "may," "will," "should," "seek," "plan," "intend" or "anticipate" or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

  •
  successful execution of our business strategy, particularly for new endeavors;
  •
  the performance of our targeted markets;
  •
  competitive product and pricing pressures;
  •
  changes in business relationships with our major customers;
  •
  successful integration of acquired businesses;
  •
  economic and market conditions;
  •
  the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business; and
  •
  the other risks and uncertainties that are described under "Risk Factors" and elsewhere in this prospectus and from time to time in our filings with the SEC.

Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our securities. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including "Risk Factors" and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, "Cinedigm", "we," "us," "our" and the "Company" refer to Cinedigm Corp. and its subsidiaries unless the context otherwise requires.

OUR BUSINESS

OVERVIEW

Cinedigm Corp. (formerly known as Cinedigm Digital Cinema Corp.) was incorporated in Delaware on March 31, 2000 ("Cinedigm", and collectively with its subsidiaries, the "Company"). Cinedigm is a leading distributor of independent movie, television and other short form content across all theatrical and home entertainment platforms as well as a leading servicer of digital cinema assets in over 12,000 movies screens in both North America and several international countries.

The Company reports its financial results in four primary segments as follows: (1) the first digital cinema deployment ("Phase I Deployment"), (2) the second digital cinema deployment ("Phase II Deployment"), (3) digital cinema services ("Services") and (4) media content and entertainment ("Content & Entertainment"). The Phase I Deployment and Phase II Deployment segments are the non-recourse, financing vehicles and administrators for the Company's digital cinema equipment (the "Systems") installed in movie theatres nationwide. The Services segment provides services and support to approximately 12,000 movie screens in the Phase I Deployment and Phase II Deployment segments as well as directly to exhibitors and other third party customers. Included in these services are Systems management services for a specified fee via service agreements with Phase I Deployment and Phase II Deployment as well as third party exhibitors as buyers of their own digital cinema equipment. These services primarily facilitate the conversion from analog to digital cinema and have positioned the Company at what it believes to be the forefront of a rapidly developing industry relating to the distribution and management of digital cinema and other content to theatres and other remote venues worldwide. The Content & Entertainment segment provides content marketing and distribution services in both theatrical and ancillary home entertainment markets to independent movie, television and other short form content owners and to theatrical exhibitors. As a leading distributor of independent content, the Company collaborates with producers and the exhibition community to market, source, curate and distribute quality content to targeted and profitable audiences through (i) theatrical releases, (ii) existing and emerging digital home entertainment platforms, including iTunes, Amazon Prime, Netflix, Xbox, Playstation, and cable video-on-demand ("VOD") and (iii) physical goods, including DVD and Blu-ray.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 902 Broadway, 9th Floor, New York, NY 10010, and our telephone number is 212-206-8600. Our e-mail address is info@cinedigm.com and our web site address is www.cinedigm.com. Information accessed on or through our web site does not constitute a part of this prospectus.

 THE OFFERING

Class A Common Stock	To be set forth in a prospectus supplement.
Preferred Stock	To be set forth in a prospectus supplement.
Warrants	To be set forth in a prospectus supplement.
Total	$100,000,000
Use of proceeds	We expect to use the net proceeds from the sale of our securities, as will be set forth in a prospectus supplement, for working capital, acquisitions and other general corporate purposes.
Nasdaq symbol	CIDM

This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks described below and in any prospectus supplement before deciding to invest in our securities. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and notes thereto of our company included elsewhere in this prospectus.

An inability to obtain necessary financing may have a material adverse effect on our financial position, operations and prospects if unanticipated capital needs arise.

Our capital requirements may vary significantly from what we currently project and be affected by unforeseen delays and expenses. We may experience problems, delays, expenses and difficulties frequently encountered by similarly-situated companies, as well as difficulties as a result of changes in economic, regulatory or competitive conditions. If we encounter any of these problems or difficulties or have underestimated our operating losses or capital requirements, we may require significantly more financing than we currently anticipate. We cannot assure you that we will be able to obtain any required additional financing on terms acceptable to us, if at all. An inability to obtain necessary financing could have a material adverse effect on our financial position, operations and prospects.

Our credit agreement (the "Company Credit Agreement") with Société Générale ("SG") and certain other lenders contains certain restrictive covenants that restrict the Company and certain of its subsidiaries from, among other things, (with certain specified exceptions) making certain capital expenditures, incurring other indebtedness or liens, engaging in a new line of business, selling certain assets, acquiring, consolidating with, or merging with or into other companies and entering into transactions with affiliates. The Company Credit Agreement is with full recourse to the Company and to certain of its subsidiaries that guaranteed the Company's obligations, including Cinedigm Entertainment Holdings, LLC, Hollywood Software, Inc. and Vistarchiara Productions, Inc. Our Phase I credit agreement (the "Phase I Credit Agreement") with SG and certain other lenders contains certain restrictive covenants that restrict our indirect subsidiary, Cinedigm Digital Funding I, LLC ("CDF I") and its subsidiaries from, among other things, (with certain specified exceptions) making certain capital expenditures, incurring other indebtedness or liens, engaging in a new line of business, selling certain assets, acquiring, consolidating with, or merging with or into other companies and entering into transactions with affiliates. The Phase I Credit Agreement is non-recourse to the Company and our other subsidiaries. In February 2013, Cinedigm DC Holdings LLC ("DC Holdings LLC"), our wholly-owned subsidiary to which we transferred our business of servicing digital cinema projection systems, entered into a term loan agreement (the "Prospect Loan") with Prospect Capital Corporation ("Prospect") which restricts DC Holdings LLC and its subsidiaries (including CDF I) from, among other things, (with certain specified exceptions) making certain capital expenditures, incurring other indebtedness or liens, engaging in a new line of business, selling certain assets, acquiring, consolidating with, or merging with or into other companies and entering into transactions with affiliates. The Prospect Loan is non-recourse to the Company and our other subsidiaries, except for Access DM (which is a wholly-owned subsidiary of DC Holdings LLC) and Access Digital Cinema Phase 2, Corp. ("ADCP2"), each of which guaranteed the obligations of DC Holdings LLC to Prospect. In addition, the Company provided a limited recourse guaranty pursuant to which the Company guaranteed certain representations and warranties and performance obligations with respect to the Prospect Loan in favor of the collateral agent and the administrative agent for the Prospect Loan. Our indirect subsidiary, Phase 2 B/AIX has entered into several credit agreements (the "KBC Agreements") with KBC pursuant to which KBC has financed the acquisition of digital cinema projection systems purchased from Barco, Inc. to be installed at various theatre locations. The non-recourse KBC Agreements restrict Phase 2 B/AIX from, among other things, (with certain specified exceptions) incurring liens, disposing of certain assets outside the ordinary course of business, merging or consolidating with other entities, changing its line of business and making payments (including dividends) to affiliates. The KBC Agreements are non-recourse to the Company and its subsidiaries other than Phase 2 B/AIX and are consolidated by the Company similarly to CDF I. In October, 2011, we began earning fees under a management services agreement with CDF2 Holdings, an indirect wholly-owned, non-consolidated variable interest entity that is intended to be a special purpose, bankruptcy remote entity, and CDF 2, a wholly-owned subsidiary of CDF2 Holdings. The revenues under this management service agreement were assigned to DC Holdings LLC as of February 28, 2013. CDF2 financed certain digital systems under its credit agreement with SG and certain other lenders (the "Phase II Credit Agreement"). The Phase II Credit Agreement contains certain restrictive covenants that restrict CDF2 Holdings, CDF 2 and their subsidiaries from, among other things, (with certain specified exceptions) making certain capital expenditures, incurring other indebtedness or liens, engaging in a new line of business, selling certain assets, acquiring, consolidating with, or merging with or into other companies and entering into transactions with affiliates. The Phase II Credit Agreement is non-recourse to the Company and our other subsidiaries. The digital cinema projection systems that CDF 2 partially finances by borrowing under the Phase II Credit Agreement are acquired directly from the manufacturers and are sold to and leased back by CDF 2 Holdings from CHG-Meridian U.S. Finance, Ltd. ("CHG") pursuant to a Master Lease Agreement and related documents (the "CHG Lease"). The CHG Lease contains certain restrictive covenants that restrict CDF2 Holdings from, among other things, (with certain specified exceptions) incurring liens on the leased digital cinema systems and from subleasing, assigning, modifying or altering such systems. The CHG Lease is non-recourse to the Company and our other subsidiaries. CDF 2 Holdings is not consolidated by the Company, as the Company does not exercise control over CDF 2 Holdings. CDF2 Holdings is managed and controlled exclusively by the three managers, including, a third party, which also has a variable interest in CDF2 Holdings, along with an independent third party manager, that must approve, among other things, the annual operating budget and capital budget, engaging in new business or activities and certain transactions that significantly impact CDF 2 Holdings' economic performance. The Company's risk is limited to our initial investment and revenues that could be earned under the management services agreement (which revenues have, as mentioned above, been assigned to DC Holdings LLC).

We face the risks of doing business in new and rapidly evolving markets and may not be able successfully to address such risks and achieve acceptable levels of success or profits.

We have encountered and will continue to encounter the challenges, uncertainties and difficulties frequently experienced in new and rapidly evolving markets, including:

•
limited operating experience;
•
net losses;
•
lack of sufficient customers or loss of significant customers;
•
a changing business focus; and
•
difficulties in managing potentially rapid growth.

We expect competition to be intense: if we are unable to compete successfully, our business and results of operations will be seriously harmed.

The markets for the digital cinema business and the content marketing business are competitive, evolving and subject to rapid technological and other changes. We expect the intensity of competition in each of these areas to increase in the future. Companies willing to expend the necessary capital to create facilities and/or software similar to ours may compete with our business. Increased competition may result in reduced revenues and/or margins and loss of market share, any of which could seriously harm our business. In order to compete effectively in each of these fields, we must differentiate ourselves from competitors.

Many of our current and potential competitors have longer operating histories and greater financial, technical, marketing and other resources than we do, which may permit them to adopt aggressive pricing policies. As a result, we may suffer from pricing pressures that could adversely affect our ability to generate revenues and our results of operations. Many of our competitors also have significantly greater name and brand recognition and a larger customer base than us. If we are unable to compete successfully, our business and results of operations will be seriously harmed.

Our plan to acquire additional businesses involves risks, including our inability to complete an acquisition successfully, our assumption of liabilities, dilution of your investment and significant costs.

Strategic and financially appropriate acquisitions are a key component of our growth strategy. Although there are no other acquisitions identified by us as probable at this time, we may make further acquisitions of similar or complementary businesses or assets. Even if we identify appropriate acquisition candidates, we may be unable to negotiate successfully the terms of the acquisitions, finance them, integrate the acquired business into our then existing business and/or attract and retain customers. Completing an acquisition and integrating an acquired business may require a significant diversion of management time and resources and involves assuming new liabilities. Any acquisition also involves the risks that the assets acquired may prove less valuable than expected and/or that we may assume unknown or unexpected liabilities, costs and problems. If we make one or more significant acquisitions in which the consideration consists of our capital stock, your equity interest in the Company could be diluted, perhaps significantly. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash, or obtain additional financing to consummate them.

Our previous acquisitions involve risks, including our inability to integrate successfully the new businesses and our assumption of certain liabilities.

Our acquisition of these businesses and their respective assets also involved the risks that the businesses and assets acquired may prove to be less valuable than we expected and/or that we may assume unknown or unexpected liabilities, costs and problems. In addition, we assumed certain liabilities in connection with these acquisitions and we cannot assure you that we will be able to satisfy adequately such assumed liabilities. Other companies that offer similar products and services may be able to market and sell their products and services more cost-effectively than we can.

If we do not manage our growth, our business will be harmed.

We may not be successful in managing our growth. Past growth has placed, and future growth will continue to place, significant challenges on our management and resources, related to the successful integration of the newly acquired businesses. To manage the expected growth of our operations, we will need to improve our existing, and implement new, operational and financial systems, procedures and controls. We may also need to expand our finance, administrative, client services and operations staffs and train and manage our growing employee base effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. Our business, results of operations and financial position will suffer if we do not effectively manage our growth.

If we are not successful in protecting our intellectual property, our business will suffer.

We depend heavily on technology to operate our business. Our success depends on protecting our intellectual property, which is one of our most important assets. We have intellectual property consisting of:

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licensable software products;
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rights to certain domain names;
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registered service marks on certain names and phrases;
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various unregistered trademarks and service marks;
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know-how;
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rights to certain logos; and
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a pending patent application with respect to certain of our software.

If we do not adequately protect our intellectual property, our business, financial position and results of operations would be harmed. Our means of protecting our intellectual property may not be adequate. Unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use information that we regard as proprietary. In addition, competitors may be able to devise methods of competing with our business that are not covered by our intellectual property. Our competitors may independently develop similar technology, duplicate our technology or design around any intellectual property that we may obtain.

The success of some of our business operations depends on the proprietary nature of certain software. We do not, however, have patents with respect to much of our software. Because there is no patent protection in respect of much of our software, other companies are not prevented from developing and marketing similar software. We cannot assure you, therefore, that we will not face more competitors or that we can compete effectively against any companies that develop similar software. We also cannot assure you that we can compete effectively or not suffer from pricing pressure with respect to our existing and developing products that could adversely affect our ability to generate revenues. Further, our pending patent application may not be issued and if issued may not be broad enough to protect our rights, or if such patent is issued such patent could be successfully challenged.

Although we hold rights to various web domain names, regulatory bodies in the United States and abroad could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to or diminish the value of our proprietary rights.

Our substantial debt and lease obligations could impair our financial flexibility and restrict our business significantly.

We now have, and will continue to have, significant debt obligations. In October 2013, we entered into the Company Credit Agreement pursuant to which we borrowed Term Loans in the aggregate amount of $25 million and may borrow revolving loans and have letters of credit issued in an aggregate amount at any one time outstanding not to exceed $30 million. The obligations under the Company Credit Agreement are with full recourse to the Company and to certain of its subsidiaries that guaranteed the Company's obligations, including Cinedigm Entertainment Holdings, LLC, Hollywood Software, Inc. and Vistarchiara Productions, Inc.

We had other loans payable to third parties with principal amounts aggregating $ 207.9 million as of December 31, 2013 which are non-recourse and not guaranteed by the Company or our subsidiaries, other than CDF I with respect to the Phase I Credit Agreement, DC Holdings LLC, AccessDM and ADCP2 with respect to the Prospect Loan, Phase 2 B/AIX with respect to the KBC Agreements. In connection with the Prospect Loan, the Company provided a limited recourse guaranty pursuant to which the Company guaranteed certain representations and warranties and performance obligations with respect to the Prospect Loan in favor of the collateral agent and the administrative agent for the Prospect Loan.

We also had capital lease obligations covering a facility and computer equipment with an aggregate principal amount of $6.2 million as of December 31, 2013. In May 2011, the Company completed the sale of certain assets and liabilities of the Pavilion Theatre and from that point forward, it has not been operated by the Company. The Company has remained the primary obligor on the Pavilion capital lease and therefore, the capital lease obligation and the related assets under the capital lease continue to remain with the Company as of December 31, 2013. The Company has, however, entered into a sub-lease agreement with the unrelated third party purchaser who makes all payments related to the lease and as such, the Company has no continuing involvement in the operation of the Pavilion Theatre.

In February 2013, DC Holdings LLC, our wholly-owned subsidiary, entered into the Prospect Loan in the aggregate principal amount of $70.0 million. Additionally, in February 2013, CDF I, our indirect wholly-owned subsidiary that is intended to be a special purpose, bankruptcy remote entity, amended and restated the Phase I Credit Agreement, pursuant to which it borrowed $130.0 million of which $5.0 million was assigned to DC Holding LLC. Phase 2 B/AIX, our indirect wholly-owned subsidiary, has entered into the KBC Agreements pursuant to which it has borrowed $63.1 million in the aggregate. As of December 31, 2013 the outstanding principal balance under the KBC Agreements was $37.0 million in the aggregate.

The obligations and restrictions under the Company Credit Agreement, the Phase I Credit Agreement, the Prospect Loan, the KBC Agreements and our other debt obligations could have important consequences for us, including:

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limiting our ability to obtain necessary financing in the future; and
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requiring us to dedicate a substantial portion of our cash flow to payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements or expansion of our business.

CDF 2 and CDF2 Holdings are our indirect wholly-owned, non-consolidated VIEs that are intended to be special purpose, bankruptcy remote entities. CDF 2 has entered into the Phase II Credit Agreement, pursuant to which it borrowed $63.2 million in the aggregate. As of December 31, 2013, the outstanding balance under the Phase II Credit Agreement, which includes interest payable, was $62.8 million. CDF2 Holdings has entered into the CHG Lease pursuant to which CHG provided sale/leaseback financing for digital cinema projection systems that were partially financed by the Phase II Credit Agreement in an amount of approximately $53.2 million in the aggregate. These facilities are non-recourse to the Company and our subsidiaries, excluding the Company's VIEs, CDF 2 and CDF2 Holdings, as the case may be. Although the Phase II financing arrangements undertaken by CDF 2 and CDF 2 Holdings are important to the Company with respect to the success of its Phase II Deployment, the Company's financial exposure related to the debt of CDF 2 and CDF2 Holdings is limited to the $2.0 million initial investment it made into CDF 2 and CDF2 Holdings. As a result of operating losses for the nine months ended December 31, 2013, the investment in the equity of Holdings is $0 as of December 31, 2013.

The obligations and restrictions under the Phase II Credit Agreement and the CHG Lease could have important consequences for CDF 2 and CDF2 Holdings, including:

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Limiting their ability to obtain necessary financing in the future; and
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requiring them to dedicate a substantial portion of their cash flow to payments on their debt obligations, thereby reducing the availability of their cash flow for other uses.

If we are unable to meet our lease and non-recourse debt obligations, we could be forced to restructure or refinance our obligations, to seek additional equity financing or to sell assets, which we may not be able to do on satisfactory terms or at all. As a result, we could default on those obligations and in the event of such default, our lenders could accelerate our debt or take other actions that could restrict our operations.

The foregoing risks would be intensified to the extent we borrow additional money or incur additional debt.

The agreements governing the financing of our Phase I Deployment and part of our Phase II Deployment, the Company Credit Agreement and the Prospect Loan impose certain limitations on us.

The Phase I Credit Agreement governing the financing of our Phase I Deployment restricts the ability of CDF I and its existing and future subsidiaries to, among other things:

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make certain capital expenditures and investments;
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incur other indebtedness or liens;
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engage in a new line of business;
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sell assets;
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acquire, consolidate with, or merge with or into other companies; and
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enter into transactions with affiliates.

One or more of the KBC Agreements governing part of the financing of our Phase II Deployment restrict the ability of Phase 2 B/AIX to, among other things:

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dispose of or incur other liens on the digital cinema projection systems financed by KBC;
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engage in a new line of business;
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sell assets outside the ordinary course of business or on other than arm's length terms;
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make payments to majority owned affiliated companies; and
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consolidate with, or merge with or into other companies.

The Company Credit Agreement restricts the ability of the Company and its subsidiaries that have guaranteed the obligations under the Company Credit Agreement, subject to certain exceptions, to, among other things:

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make certain capital expenditures and investments;
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incur other indebtedness or liens;
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create or acquire subsidiaries which do not guarantee the obligations or foreign subsidiaries;
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engage in a new line of business;
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pay dividends;
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sell assets;
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amend certain agreements;
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acquire, consolidate with, or merge with or into other companies; and
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enter into transactions with affiliates.

The agreements governing the Prospect Loan restrict the ability of DC Holdings LLC and its subsidiaries, subject to certain exceptions, to, among other things:

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make certain capital expenditures and investments;
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incur other indebtedness or liens;
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engage in a new line of business;
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sell assets;
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acquire, consolidate with, or merge with or into other companies; and
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enter into transactions with affiliates.

The agreements governing the financing of other parts of our Phase II Deployment impose certain limitations which may affect our Phase 2 deployment.

The Phase II Credit Agreement governing part of the financing of part of our Phase II Deployment that has not been financed by the KBC Agreements restricts the ability of CDF 2, CDF2 Holdings and their existing and future subsidiaries to, among other things:

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make certain capital expenditures and investments;
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incur other indebtedness or liens;
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engage in a new line of business;
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sell assets;
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acquire, consolidate with, or merge with or into other companies; and
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enter into transactions with affiliates.

The CHG Lease governing part of the financing of part of our Phase II Deployment restricts the ability of CDF2 Holdings to, among other things:

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incur liens on the digital cinema projection systems financed; and
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sublease, assign or modify the digital cinema projection systems financed.

We may not be able to generate the amount of cash needed to fund our future operations.

Our ability either to make payments on or to refinance our indebtedness, or to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. Our ability to generate cash is in part subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

Based on our current level of operations, we believe our cash flow from operations, subsequent borrowings and loan and credit agreement terms will be adequate to meet our future liquidity needs through at least December 31, 2014. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity or capital requirements. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as:

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reducing capital expenditures;
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reducing research and development efforts;
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selling assets;
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restructuring or refinancing our remaining indebtedness; and
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seeking additional funding.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that we will be able to make future borrowings in amounts sufficient to enable us to pay the principal and interest on our current indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

We have incurred losses since our inception.

We have incurred losses since our inception in March 2000 and have financed our operations principally through equity investments and borrowings. As of December 31, 2013, we had negative working capital, defined as current assets less current liabilities, of $8.7 million, and cash and cash equivalents and restricted cash totaling $25.6 million; we had an accumulated deficit of $265.3 million as of December 31, 2013; however, we generated $23.6 million of net cash from operating activities for the nine months ended December 31, 2013.

Our net losses and cash outflows may increase as and to the extent that we increase the size of our business operations, increase our sales and marketing activities, increase our content distribution rights acquisition activities, enlarge our customer support and professional services and acquire additional businesses. These efforts may prove to be more expensive than we currently anticipate which could further increase our losses. We must continue to increase our revenues in order to become profitable. We cannot reliably predict when, or if, we will become profitable. Even if we achieve profitability, we may not be able to sustain it. If we cannot generate operating income or positive cash flows in the future, we will be unable to meet our working capital requirements.

Many of our corporate actions may be controlled by our officers, directors and principal stockholders; these actions may benefit these principal stockholders more than our other stockholders.

As of December 31, 2013, our directors, executive officers and principal stockholders, those known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, beneficially own, directly or indirectly, in the aggregate, approximately 37% of our outstanding Common Stock. In particular, Chris McGurk, our Chairman and Chief Executive Officer, owns 199,615 shares of Class A common stock and has stock options to purchase 6,000,000 shares of Class A common stock. 4,500,000 of such options are vested and 1,500,000 of such options vest in thirds in March of each of 2015, 2016 and 2017. If all the options were exercised, Mr. McGurk would own 6,199,615 shares or approximately 9.5% of the then-outstanding Common Stock. In addition, an affiliate of Sageview Capital L.P. ("Sageview") owns 216,109 shares of Class A common stock and warrants to purchase 16,000,000 shares of Class A Common Stock. If such warrants are exercised, Sageview would own approximately 22.1% of the then-outstanding Common Stock. Laura Nisonger Sims, a member of our board of directors, is a principal of Sageview.

These stockholders will have significant influence over our business affairs, with the ability to control matters requiring approval by our security holders, including elections of directors and approvals of mergers or other business combinations. Also, certain corporate actions directed by our officers may not necessarily inure to the proportional benefit of other stockholders of our company.

Our success will significantly depend on our ability to hire and retain key personnel.

Our success will depend in significant part upon the continued performance of our senior management personnel and other key technical, sales and creative personnel. We do not currently have significant "key person" life insurance policies for any of our employees. We have entered into employment agreements with three of our top executive officers, all of which will terminate within the next 12 months unless renewed. If we lose one or more of our key employees, we may not be able to find a suitable replacement(s) and our business and results of operations could be adversely affected. In addition, competition for key employees necessary to create and distribute our entertainment content and software products is intense and may grow in the future. Our future success will also depend upon our ability to hire, train, integrate and retain qualified new employees and our inability to do so may have an adverse impact upon our business, financial condition, operating results, liquidity and prospects for growth.

If the market price of the Class A common stock declines, we may not be able to maintain our listing on the Nasdaq Global Market which may impair our financial flexibility and restrict our business significantly.

The stock markets have experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies that may be unrelated or disproportionate to the operating results of such companies. These broad market movements may adversely affect the market price of the Class A common stock. The Class A common stock is presently listed on Nasdaq. Although we are not currently in jeopardy of delisting, we cannot assure you that we will meet the criteria for continued listing and the Class A common stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. If the Class A common stock is delisted from Nasdaq, we may face a lengthy process to re-list the Class A common stock, if we are able to re-list the Class A common stock at all, and the liquidity that Nasdaq provides will no longer be available to investors.

While we believe we currently have effective internal control over financial reporting, we are required to assess our internal control over financial reporting on an annual basis and any future adverse results from such assessment could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the accompanying rules and regulations promulgated by the SEC to implement it required us to include in our Form 10-K annual reports by our management regarding the effectiveness of our internal control over financial reporting. The report included, among other things, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year. The assessment did not result in the disclosure of any material weaknesses in our internal control over financial reporting identified by management. During this process, if our management identified one or more material weaknesses in our internal control over financial reporting that cannot be remediated in a timely manner, we would not be unable to assert such internal control as effective. While we currently believe our internal control over financial reporting is effective, the effectiveness of our internal controls in future periods is subject to the risk that our controls may become inadequate because of changes in conditions, and, as a result, the degree of compliance of our internal control over financial reporting with the applicable policies or procedures may deteriorate. If, in the future, we are unable to conclude that our internal control over financial reporting is effective (or if our independent auditors disagree with our conclusion), we could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

If we do not respond to future advances in technology and changes in customer demands, our financial position, prospects and results of operations may be adversely affected.

The demand for our Systems and other assets in connection with our digital cinema business (collectively, our "Digital Cinema Assets") may be affected by future advances in technology and changes in customer demands. We cannot assure you that there will be continued demand for our Digital Cinema Assets. Our profitability depends largely upon the continued use of digital presentations at theatres. Although we have entered into long term agreements with major motion picture studios and independent studios (the "Studio Agreements"), there can be no assurance that these studios will continue to distribute digital content to movie theatres. If the development of digital presentations and changes in the way digital files are delivered does not continue or technology is used that is not compatible with our Systems, there may be no viable market for our Systems and related products. Any reduction in the use of our Systems and related products resulting from the development and deployment of new technology may negatively impact our revenues and the value of our Systems.

The demand for our entertainment software will be affected, in large part, by future advances in technology and changes in customer demands. Our success will also depend on our ability to address the increasingly sophisticated and varied needs of our existing and prospective customers.

We have concentration in our business with respect to our major motion picture studio customers, and the loss of one or more of our largest studio customers could have a material adverse effect on us.

Our Studio Agreements account for a significant portion of our revenues. Together these studios generated 63%, 56%, 8% and 45% of Phase 1 DC's, Phase 2 DC's, the Services segment's, and our consolidated revenues, respectively, for the fiscal year ended March 31, 2013.

The Studio Agreements are critical to our business. If some of the Studio Agreements were terminated prior to the end of their terms or found to be unenforceable, or if our Systems are not upgraded or enhanced as necessary, or if we had a material failure of our Systems, it may have a material adverse effect on our revenue, profitability, financial condition and cash flows. The Studio Agreements also generally provide that the VPF rates and other material terms of the agreements may not be more favorable to one studio as compared to the others.

Termination of the MLAs and MLAAs could damage our revenue and profitability.

The master license agreements with each of our licensed exhibitors (the "MLAs") are critical to our business as are master license administrative agreements (the "MLAAs"). The MLAs have terms which expire in 2020 through 2022 and provide the exhibitor with an option to purchase our Systems or to renew for successive one year periods up to ten years thereafter. The MLAs also require our suppliers to upgrade our Systems when technology necessary for compliance with DCI Specification becomes commercially available and we may determine to enhance the Systems which may require additional capital expenditures. If any one of the MLAs were terminated prior to the end of its term, not renewed at its expiration or found to be unenforceable, or if our Systems are not upgraded or enhanced as necessary, it would have a material adverse effect on our revenue, profitability, financial condition and cash flows. Additionally, termination of MLAAs could adversely impact our servicing business.

We have concentration in our business with respect to our major licensed exhibitors, and the loss of one or more of our largest exhibitors could have a material adverse effect on us.

Over 63% of Phase 1 DC's Systems and 19% of total systems are under MLA in theatres owned or operated by one large exhibitor. The loss of this exhibitor or another of our major licensed exhibitors could have a negative impact on the aggregate receipt of VPF revenues as a result of the loss of any associated MLAs. Although we do not receive revenues from licensed exhibitors and we have attempted to limit our licenses to only those theatres which we believe are successful, each MLA with our licensed exhibitors is important, depending on the number of screens, to our business since VPF revenues are generated based on screen turnover at theatres. If the MLA with a significant exhibitor was terminated prior to the end of its term, it would have a material adverse effect on our revenue, profitability, financial condition and cash flows. There can be no guarantee that the MLAs with our licensed exhibitors will not be terminated prior to the end of its term.

An increase in the use of alternative movie distribution channels and other competing forms of entertainment could drive down movie theatre attendance, which, if causing significant theatre closures or a substantial decline in motion picture production, may lead to reductions in our revenues.

Various exhibitor chains which are the Company's distributors face competition for patrons from a number of alternative motion picture distribution channels, such as DVD, network and syndicated television, video on-demand, pay-per-view television and downloading utilizing the Internet. These exhibitor chains also compete with other forms of entertainment competing for patrons' leisure time and disposable income such as concerts, amusement parks and sporting events. An increase in popularity of these alternative movie distribution channels and competing forms of entertainment could drive down movie theatre attendance and potentially cause certain of our exhibitors to close their theatres for extended periods of time. Significant theatre closures could in turn have a negative impact on the aggregate receipt of our VPF revenues, which in turn may have a material adverse effect on our business and ability to service our debt.

An increase in the use of alternative movie distribution channels could also cause the overall production of motion pictures to decline, which, if substantial, could have an adverse effect on the businesses of the major studios with which we have Studio Agreements. A decline in the businesses of the major studios could in turn force the termination of certain Studio Agreements prior to the end of their terms. The Studio Agreements with each of the major studios are critical to our business, and their early termination may have a material adverse effect on our revenue, profitability, financial condition and cash flows.

The acquisition restrictions contained in our certificate of incorporation which are intended to help preserve our net operating losses, may not be effective or may have unintended negative effects.

We have experienced, and may continue to experience, substantial operating losses, and under Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382"), and rules promulgated by the Internal Revenue Service, we may "carry forward" these net operating losses ("NOLs") in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of the NOLs, and therefore these NOLs could be a substantial asset to us. If, however, we experience a Section 382 ownership change, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

To reduce the likelihood of an ownership change, we have established acquisition restrictions in our certificate of incorporation. The acquisition restrictions in our certificate of incorporation are intended to restrict certain acquisitions of the Class A common stock to help preserve our ability to utilize our NOLs by avoiding the limitations imposed by Section 382 and the related Treasury regulations. The acquisition restrictions are generally designed to restrict or deter direct and indirect acquisitions of the Class A common stock if such acquisition would result in a shareholder becoming a "5-percent shareholder" (as defined by Section 382 and the related Treasury regulations) or increase the percentage ownership of Company stock that is treated as owned by an existing 5-percent shareholder.

Although the acquisition restrictions are intended to reduce the likelihood of an ownership change that could adversely affect us, we can give no assurance that such restrictions would prevent all transfers that could result in such an ownership change. In particular, we have been advised by our counsel that, absent a court determination, there can be no assurance that the acquisition restrictions will be enforceable against all of our shareholders, and that they may be subject to challenge on equitable grounds. In particular, it is possible that the acquisition restrictions may not be enforceable against the shareholders who voted against or abstained from voting on the restrictions at our 2009 annual meeting of stockholders.

Under certain circumstances, our Board may determine it is in the best interest of the Company to exempt certain 5-percent shareholders from the operation of the acquisition restrictions, if a proposed transaction is determined not to be detrimental to the Company's utilization of its NOLs.

The acquisition restrictions also require any person attempting to become a holder of 5% or more of the Class A common stock, as determined under Section 382, to seek the approval of our Board. This may have an unintended "anti-takeover" effect because our Board may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a stockholder may own could have the effect of making it more difficult for stockholders to replace current management. Additionally, because the acquisition restrictions have the effect of restricting a stockholder's ability to dispose of or acquire the Class A common stock, the liquidity and market value of the Class A common stock might suffer. The acquisition restrictions may be waived by our Board. Stockholders are advised to monitor carefully their ownership of the Class A common stock and consult their own legal advisors and/or Company to determine whether their ownership of the Class A common stock approaches the proscribed level.

The occurrence of various events may adversely affect the ability of the Company to fully utilize NOLs.

The Company has a substantial amount of NOLs for U.S. federal income tax purposes that are available both currently and in the future to offset taxable income and gains. Events outside of our control may cause us to experience a Section 382 ownership change, and limit our ability to fully utilize such NOLs.

In general, an ownership change occurs when, as of any testing date, the percentage of stock of a corporation owned by one or more "5-percent shareholders," as defined in the Section 382 and the related Treasury regulations, has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders at any time during the three-year period preceding such date. In general, persons who own 5% or more of a corporation's stock are 5-percent shareholders, and all other persons who own less than 5% of a corporation's stock are treated, together, as a single, public group 5-percent shareholder, regardless of whether they own an aggregate of 5% or more of a corporation's stock. If a corporation experiences an ownership change, it is generally subject to an annual limitation, which limits its ability to use its NOLs to an amount equal to the equity value of the corporation multiplied by the federal long-term tax-exempt rate.

If we were to experience an ownership change, we could potentially have, in the future, higher U.S. federal income tax liabilities than we would otherwise have had and it may also result in certain other adverse consequences to us. Therefore, we have adopted the acquisition restrictions set forth in Article Fourth of our certificate of incorporation in order to reduce the likelihood that we will experience an ownership change under Section 382. There can be no assurance, however, that these efforts will deter or prevent the occurrence of an ownership change and the adverse consequences that may arise therefrom, as described above under the risk factor titled "The acquisition restrictions contained in our certificate of incorporation, which are intended to help preserve our net operating losses, may not be effective or may have unintended negative effects."

Our revenues and earnings are subject to market downturns.

Our revenues and earnings may fluctuate significantly in the future. General economic or other conditions could cause lower than expected revenues and earnings within our digital cinema, technology or content and entertainment businesses. The global economic turmoil of recent years has caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, an unprecedented level of intervention from the U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets. While the ultimate outcome of these events cannot be predicted, a decrease in economic activity in the U.S. or in other regions of the world in which we do business could adversely affect demand for our movies, thus reducing our revenue and earnings. While stabilization has continued, it remains a slow process and the global economy remains subject to volatility. Moreover, financial institution failures may cause us to incur increased expenses or make it more difficult either to financing of any future acquisitions, or financing activities. Any of these factors could have a material adverse effect on our business, results of operations and could result in significant additional dilution to shareholders.

Economic conditions could materially adversely affect the Company.

The Company's operations and performance could be influenced by worldwide economic conditions. Uncertainty about current global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit, negative financial news and/or declines in income or asset values, which could have a material negative effect on the demand for the Company's products and services. Other factors that could influence demand include continuing increases in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence, and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for the Company's products and services and on the Company's financial condition and operating results. Uncertainty about current global economic conditions could also continue to increase the volatility of the Company's stock price.

Changes to existing accounting pronouncements or taxation rules or practices may affect how we conduct our business and affect our reported results of operations.

New accounting pronouncements or tax rules and varying interpretations of accounting pronouncements or taxation practice have occurred and may occur in the future. A change in accounting pronouncements or interpretations or taxation rules or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. Changes to existing rules and pronouncements, future changes, if any, or the questioning of current practices or interpretations may adversely affect our reported financial results or the way we conduct our business.

Risks relating to the offering

The liquidity of the Class A common stock is uncertain; the limited trading volume of the Class A common stock may depress the price of such stock or cause it to fluctuate significantly.

Although the Class A common stock is listed on Nasdaq, there has been a limited public market for the Class A common stock and there can be no assurance that an active trading market for the Class A common stock will develop. As a result, you may not be able to sell your shares of Class A common stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Class A common stock to fluctuate significantly.

Substantial resales or future issuances of the Class A common stock could depress our stock price.

The market price for the Class A common stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Class A common stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus supplement is a part. In addition, we have outstanding a substantial number of options, warrants and other securities convertible into shares of Class A common stock that may be exercised in the future. Certain holders of our securities, including with respect to shares of Class A common stock issuable in exchange for warrants, have demand and piggy-back registration rights. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You will incur substantial dilution as a result of certain future equity issuances.

We have a substantial number of options, warrants and other securities currently outstanding which may be immediately converted into shares of Class A common stock. To the extent that these options, warrants or similar securities are exercised or converted, or to the extent we issue additional shares of Class A common stock in the future, as the case may be, there will be further dilution to holders of shares of the Class A common stock.

Our issuance of preferred stock could adversely affect holders of Class A common stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Class A common stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over the Class A common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over the Class A common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of the Class A common stock, the rights of holders of the Class A common stock or the price of the Class A common stock could be adversely affected.

Provisions of our certificate of incorporation and Delaware law could make it more difficult for a third party to acquire us.

Provisions of our certificate of incorporation, as well as of Section 203 of the Delaware General Corporation Law (the "DGCL"), could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock. The terms of our preferred stock may be fixed by the company's board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Class A common stock. Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Class A common stock and adversely affect the trading price of the Class A common stock. In addition, as described above in the risk factor titled "The acquisition restrictions contained in our certificate of incorporation, which are intended to help preserve our net operating losses, may not be effective or may have unintended negative effects," the acquisition restrictions in our certificate of incorporation also contain mechanisms by which any person attempting to become a holder of 5% or more of the Class A common stock may seek advance approval from our Board. Under Section 203 of the DGCL, Delaware corporations whose securities are listed on a national securities exchange, like Nasdaq, may not engage in business combinations such as mergers or acquisitions with any interested stockholders, defined as an entity or person beneficially owning 15% or more of the outstanding Class A common stock without obtaining certain prior approvals. As a result of the application of Section 203, potential acquirers of the company may be discouraged from attempting to effect an acquisition transaction with the company, thereby depriving holders of the company's securities of opportunities to sell or otherwise dispose of the securities at prices above prevailing market prices.

We may not be able to maintain the listing of the Class A common stock on Nasdaq, which may adversely affect the ability of purchasers of Class A Common Stock in this offering to resell their securities in the secondary market.

If the Company were unable to meet the continued listing criteria of Nasdaq and the Class A common stock became delisted, trading of the Class A common stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as "pink sheets" or, if available, on the OTC Bulletin Board. In such case, an investor would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the Class A common stock. In addition, the failure of the Class A common stock to continue to be listed on the Nasdaq could adversely impact the market price for the Class A common stock.

We have no present intention of paying dividends on the Class A common stock.

We have never paid any cash dividends on the Class A common stock and have no present plans to do so.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our securities, as will be set forth in a prospectus supplement, for working capital, acquisitions and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws.

General

We have authorized capital stock consisting of 120,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share.

Holders of a majority of our outstanding shares of capital stock present or represented by proxy at any meeting of our stockholders constitute a quorum. If a quorum exists, holders of a majority of the voting power of the shares of capital stock present at the meeting may generally approve matters coming before any stockholders meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our capital stock is required to approve significant corporate transactions, including a liquidation, merger or sale of substantially all of our assets.

Common Stock

As of February 18, 2014, we had 118,759,000 shares designated as Class A common stock and 1,241,000 designated as Class B common stock, had 64,565,196 shares of Class A common stock outstanding and owned by 111 record holders, had reserved for issuance (i) 419,744 shares of Class A common stock under the Company's Second Amended and Restated 2000 Equity Incentive Plan, (ii) 18,025,000 shares of Class A common stock with respect to outstanding warrants, and (iii) 5,120,000 shares of Class A common stock upon exercise of inducement stock options. There are no shares of Class B common stock outstanding and no authorized shares of Class B common stock remain available for issuance.

Voting Rights. Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.

Dividends; Liquidation; Preemptive Rights. Holders of Class A common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, holders of Class A common stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of Class A common stock have no preemptive rights nor any other rights to subscribe for shares or securities convertible into or exchangeable for shares of Class A common stock.

Transfer Restrictions. Our certificate of incorporation restricts certain acquisitions of our common stock to help preserve our ability to utilize our significant net operating losses ("NOLs") by avoiding the limitations imposed by Section 382 of the Internal Revenue Code of 1986, as amended and the related Treasury regulations. The acquisition restrictions are generally designed to restrict or deter direct and indirect acquisitions of our common stock if such acquisition would result in a shareholder becoming a "5-percent shareholder" (as defined by Section 382 and the related Treasury regulations) or increase the percentage ownership of Class A common stock that is treated as owned by an existing 5-percent shareholder. Under certain circumstances, our Board of Directors (the "Board") may determine it is in the best interest of the Company to exempt certain 5-percent shareholders from the operation of the acquisition restrictions, if a proposed transaction is determined not to be detrimental to the Company's utilization of its NOLs.

Our Class A common stock is traded on Nasdaq under the symbol "CIDM".

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 15,000,000 shares of our preferred stock, in one or more series. As of February 18, 2014, there were 7 shares of Series A 10% Non-Voting Cumulative Preferred Stock (the "Series A Preferred Stock") issued and outstanding. The Series A Preferred Stock may be redeemed by the Company at any time after the second anniversary of the date such shares were issued in cash or, at the Company's option if certain conditions are met, in shares of Class A common stock. The holders of Series A Preferred Stock are entitled to receive cumulative dividends from the date of issuance at an annual rate of 10% of the original issue price. Such dividends shall be payable in arrears in cash or, at the Company's option, in shares of Class A common stock if certain conditions are met, quarterly on the last day of each calendar quarter, until such shares of Preferred Stock are redeemed.

Each other series of preferred stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our common stock will be subject to the rights of holders of any preferred stock outstanding and issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Terms. The specific terms of any preferred stock being offered will be described in the prospectus supplement relating to that preferred stock. The following summaries of the provisions of the preferred stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of preferred stock offered with that prospectus supplement for specific terms, including:

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  the designation of the preferred stock
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  the number of shares of the preferred being offered, the liquidation preference per share and the offering price of the preferred stock;
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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the preferred stock;
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  the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the preferred stock will accumulate, if applicable;
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  the procedures for any action and remarketing of the preferred stock;
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  the provision of a sinking fund, if any, for the preferred stock;
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  the provision for redemption, if applicable, of the preferred stock;
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  any listing of the preferred stock on any securities exchange;
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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for Class A common stock, and whether at our option or the option of the holder;
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  whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;
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  the voting rights, if any, of the preferred stock;
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  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and
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  a discussion of the United States federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, Class A common stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a "warrant agreement") to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Class A common stock or preferred stock will describe the terms of the warrants, including the following:

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  the title of the warrants;
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  the offering price for the warrants, if any;
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  the aggregate number of the warrants;
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  the designation and terms of the Class A common stock or preferred stock that may be purchased upon exercise of the warrants;
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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
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  the number of shares of Class A common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
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  the dates on which the right to exercise the warrants will commence and expire;
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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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  the currency or currency units in which the offering price, if any, and the exercise price are payable;
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  if applicable, a discussion of material United States federal income tax considerations;
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  the antidilution provisions of the warrants, if any;
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  the redemption or call provisions, if any, applicable to the warrants; and
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  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of preferred stock or shares of Class A common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or shares of Class A common stock purchasable upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in one or more transactions from time to time:

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  to or through underwriters;
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  through dealers, agents or institutional investors;
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  directly to purchasers; or
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  through a combination of these methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

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  the material terms of the distribution, including the number of shares and the consideration paid;
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  the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;
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  the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;
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  the purchase price of the securities being offered and the proceeds we will receive from the sale;
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  the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and
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  the terms of any indemnification provisions.

Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.

We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.

We may offer our Class A Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters

We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales

We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities

In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:

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  over-allot in connection with the offering, creating a syndicate short position for their own account;
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  bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or
  •
  reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification

We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS

        The validity of the offered securities has been passed on for us by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

        The consolidated balance sheets of Cinedigm Corp. (formerly Cinedigm Digital Cinema Corp.) and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for each of the two years in the two-year period ended March 31, 2013, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference in this Prospectus in reliance on the report of such firm, given upon their authority as experts in accounting and auditing.

        The financial statements of GVE, a Division of Gaiam, Inc., as of December 31, 2012, incorporated in this Prospectus by reference to the Current Report on Form 8-K/A dated December 31, 2013, have been so incorporated in reliance on the report of EKSH, LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION AGAINST LIABILITY UNDER THE SECURITIES ACT

        We are permitted to indemnify to the fullest extent now or hereafter permitted by law, each director, officer or other authorized representative of the Company who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

        A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or liability is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to any arrangement, provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              Shares

CINEDIGM CORP.

Class A Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

March     , 2014